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                                                                    EXHIBIT 23.5

                         [Arthur Andersen Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the reference of our firm under the caption "Experts" and the use of our report dated February 8, 1999 for Alma Products, included in or made a part of this registration statement.

                                       ARTHUR ANDERSEN LLP

Detroit, Michigan
April 28, 1999